TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
                              AND SUBSIDIARIES

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
                                EXHIBIT 11.3

                  COMPUTATION OF EARNINGS PER COMMON SHARE
                                 (Unaudited)

                                              Nine Months Ended              Three Months Ended
                                                   July 31,                        July 31,
                                            2 0 0 2         2 0 0 1        2 0 0 2          2 0 0 1
                                            -------         -------        -------          -------
Basic and diluted earnings:
Net (loss) income                        $(2,329,060)    $  (252,217)   $   365,689      $   222,782

Shares:
  Weighted common shares outstanding       2,584,802       2,559,453      2,594,453        2,559,453
                                          ----------      ----------     ----------       ----------

Basic earnings per common share          $      (.90)    $      (.10)   $       .14      $       .09
                                         ===========     ===========    ===========      ===========
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